Informal translation dated 2 May 2022

2th RIDER LEASE AGREEMENT                               Exhibit 10.2

to

LEASE OF OFFICE ACCOMMODATION

and other commercial accommodation within the meaning of article 7:230a of the Dutch Civil Code

SIGNATORIES

Kadans Science Partner XIII B.V., having its registered office in (5076 PB) Haaren at Rijksweg 5, registered in the trade register under number 73038954,

hereafter referred to as 'Lessor',

AND

Merus N.V., having its registered office in 3584 CM Utrecht at Yalelaan 62, registered in the trade register under number 30189136,

hereafter referred to as 'Lessee',

Lessor and Lessee hereinafter together to be referred to as the 'Parties'. This agreement hereinafter referred to as "Rider II".

TAKE THE FOLLOWING INTO CONSIDERATION:

a.	On 19 July 2019, the Parties have signed a Lease Agreement, hereafter referred to as the 'Lease Agreement' with regard to the Leased Property (as defined in clause 1.1 of the Lease Agreement).

b.	Subsequently, on 2 February 2022, the Parties signed a rider regarding two additional documents, being the mobility plan (Annex 8) and the Green Lease (Annex 9), hereinafter referred to as 'Rider I'.

c.

As described in clause 1.1 of the Lease Agreement, the Lessor has had a measurement report drawn up in accordance with NEN 2580, which has established the final floor area of the Leased Property at 4,957 sq. m. LFA.

d.

As described in clause 1.1 of the Lease Agreement, the Lessor has calculated the exact number of parking spaces in the Accelerator parking facility in proportion to the actual floor area to be leased by the Lessee in relation to the total LFA, which has been determined at 26 parking spaces.

e.	The Parties lay down the agreements made in this Rider II in implementation of clause 23.1 of the Lease Agreement.

HAVE AGREED AS FOLLOWS:

1.	GENERAL
1.1.	This Rider II shall form an integral part of the Lease Agreement and Rider I.
1.2.	Other than as amended by this Rider II, the provisions of the Lease Agreement and Rider I shall remain in full force and effect.

Informal translation dated 2 May 2022

1.3.	In the event of contrariety between the provisions of this Rider II and the provisions of the Lease Agreement and Rider I, the provisions of this Rider II shall prevail.
1.4.	This Rider II shall be governed by the laws of the Netherlands.
1.5.	This Rider II shall become effective and binding on the date of signature by the Parties.
2.	THE LEASED PROPERTY
2.1.

Pursuant to the provisions of clause 1.1 of the Lease Agreement, the Lessor has had a measurement report drawn up in accordance with NEN 2580 to determine the final floor area of the Leased Property (as defined in clause 1.1 of the Lease Agreement). This measurement report will be initialed by the Parties and attached as Annex 1 to this Rider II. This measurement report has not yet been agreed with respect to the Common Areas (as defined in the recitals under (d) of the Lease Agreement). The Lessor will provide the Lessee with a new measurement report no later than 13 April 2022.

2.2.

In light of the provisions of clause 2.1 of this Rider II, the Parties agree that the final floor area of the Leased Property is fixed at 4,957 sq. m. LFA and the number of parking spaces at 26 and that on this basis the amounts as included in clause 4 of this Rider II are determined provisionally.

2.3.

A copy of the energy label, as referred to in the Energy Performance (Buildings) Decree, in respect of the Leased Property shall be provided by the Lessor to the Lessee no later than 15 April 2022. The energy label will be attached as an annex to a new rider to the Lease Agreement.

2.4.	Annex 1 to the Lease Agreement (Drawings of the Leased Property) is replaced by the drawing attached as annex 2 to this Rider II.
2.5.	Annex 2 to the Lease Agreement (Delivery report) is attached as annex 3 to this Rider II. No later than 2 months after 5 April 2022, the Lessor must:
(a)	repair all defects as recorded in the delivery report;
(b)	provide the Lessee with all warranty statements, including those arising from the Design documents (as defined in the development agreement between the Parties and Genmab B.V.);
(c)	provide the Lessee with all as-built drawings, guides, manuals and operating instructions; and
(d)	provide the Lessee with all certificates, statements and notifications from network operators and public authorities.

The aforementioned period of 2 months shall not apply to the Lessor's obligation under (a) if the delivery times of the building materials required for the repair and/or the suppliers and/or subcontractors to be engaged require a demonstrably longer period for the repair, in which case the period of 2 months shall be extended by this required longer period, whereby the Lessor shall make every effort to repair the defects referred to under (a) as soon as possible.

Informal translation dated 2 May 2022

3.	cOMMENCMENT DATE
3.1.	The Commencement Date (as defined in clause 3.1 of the Lease Agreement) is 5 April 2022. The first lease term therefore ends on 4 April 2032.
4.	RENT, PAYMENT OBLIGATION, PAYMENT PERIOD
1.1	The initial rent of the Leased Property on the Commencement Date amounts to € 1,414,182.28 per annum, excluding VAT. This amount is composed as follows:
-	Rent for office space and laboratory space, increased by an amount for shell plus delivery: € 1,379,962.84 (price level: 5 April 2022); and
-	Rent for parking spaces: € 34,219.44 (price level: 5 April 2022).
4.1.	The Lessee's payment obligation includes the following elements:

For every payment period of 3 calendar months, the payments, on the Commencement Date, include:

-	the rent	€ 344,990.71
- - - -	VAT due on the rent the advance payment for the services plus the VAT due thereon the rent for 26 parking spaces VAT due on the rent for parking spaces	€ 72,488.05 € 74,974.63 € 8,554.86 € 1,796.52

	Total	€ 502,764.77

in words: five hundred and two thousand seven hundred and sixty-four euro and seventy-seven eurocents.

4.2.

Taking into account the Commencement Date, the Lessee's first payment will be related to the period from the Commencement Date up to and including the end of the relevant calendar quarter, being 30 June 2022.

The Lessee shall pay this amount to the Lessor as soon as possible after the Commencement Date.

The amount due over this first period is € 397,041.05 excluding VAT.

5.	OTHER
5.1.	The Lessee will provide the bank guarantee (as referred to in clause 6 of the Lease Agreement) to the Lessor no later than 13 April 2022.
5.2.

The Lessor shall provide the Lessee with a copy of the internal rules as referred to in clause 27.2 of the Lease Agreement no later than 8 April 2022. After approval of the internal rules by the Lessee, a copy of the internal rules will be attached to a new rider to the Lease Agreement.

Informal translation dated 2 May 2022

6.	ANNEXES
6.1.	The following annexes form an integral part of this Rider II:

Annex 1:Measurement report dated 29 March 2022

Annex 2:Drawings of the Leased Property

Annex 3:Delivery report

(signature page to follow)

Informal translation dated 2 May 2022

Thus agreed and signed in duplicate:

Lessor	Lessee
Name: Michel Leemhuis Job title: CEO Date: 11-4-2022	Name: Peter Silverman Job title: EVP, General Counsel and Head of Utrecht Date:

Lessor
Name: Chiel van Dijen Job title: Commercieel Directeur Date: 11-4-2022